

<ARTICLE>                                           UT
<LEGEND>
     This schedule  contains summary  financial  information  extracted from the consolidated balance sheet of MidAmerican Energy Holdings Company as of December
31, 1996, and the related  consolidated  statements of income and cash flows for the twelve months ended  December 31, 1996,  and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<CIK>                         0001009526
<NAME>                        MidAmerican Energy Holdings Company
<MULTIPLIER>                                   1,000

<PERIOD-TYPE>                   YEAR
<FISCAL-YEAR-END>                              DEC-31-1996
<PERIOD-START>                                 JAN-01-1996
<PERIOD-END>                                   DEC-31-1996
<BOOK-VALUE>                                   PER-BOOK
<TOTAL-NET-UTILITY-PLANT>                      2,630,585
<OTHER-PROPERTY-AND-INVEST>                    789,292
<TOTAL-CURRENT-ASSETS>                         511,659
<TOTAL-DEFERRED-CHARGES>                       399,415
<OTHER-ASSETS>                                 190,897
<TOTAL-ASSETS>                                 4,521,848
<COMMON>                                       801,431
<CAPITAL-SURPLUS-PAID-IN>                      0
<RETAINED-EARNINGS>                            440,971
<TOTAL-COMMON-STOCKHOLDERS-EQ>                 1,239,946
<PREFERRED-MANDATORY>                          150,000
<PREFERRED>                                    31,769
<LONG-TERM-DEBT-NET>                           1,395,103
<SHORT-TERM-NOTES>                             0
<LONG-TERM-NOTES-PAYABLE>                      0
<COMMERCIAL-PAPER-OBLIGATIONS>                 161,990
<LONG-TERM-DEBT-CURRENT-PORT>                  79,598
<PREFERRED-STOCK-CURRENT>                      0
<CAPITAL-LEASE-OBLIGATIONS>                    0
<LEASES-CURRENT>                               0
<OTHER-ITEMS-CAPITAL-AND-LIAB>                 1,463,442
<TOT-CAPITALIZATION-AND-LIAB>                  4,521,848
<GROSS-OPERATING-REVENUE>                      1,872,612
<INCOME-TAX-EXPENSE>                           98,422<F1>
<OTHER-OPERATING-EXPENSES>                     1,528,974
<TOTAL-OPERATING-EXPENSES>                     1,528,974
<OPERATING-INCOME-LOSS>                        343,638
<OTHER-INCOME-NET>                             6,157<F2>
<INCOME-BEFORE-INTEREST-EXPEN>                 349,795
<TOTAL-INTEREST-EXPENSE>                       120,327
<NET-INCOME>                                   131,046
<PREFERRED-STOCK-DIVIDENDS>                    0
<EARNINGS-AVAILABLE-FOR-COMM>                  131,046
<COMMON-STOCK-DIVIDENDS>                       120,770
<TOTAL-INTEREST-ON-BONDS>                      79,434
<CASH-FLOW-OPERATIONS>                         321,387
<EPS-PRIMARY>                                  1.30
<EPS-DILUTED>                                  1.30

<F1>Tag 37 includes operating and nonoperating income taxes and is excluded from operating expenses in Tag 39 and on the Consolidated Statement of Income.
<F2>Tag 41 includes a $(12,715,000) loss from Discontinued Operations, net of income taxes.


